Exhibit 99.1

Medifast Announces Global Expansion with its Lifestyle Brand, OPTAVIA®

Company’s Coach Community Will Expand to Hong Kong and Singapore in 2019

BALTIMORE, Feb. 28, 2018 –Medifast (NYSE: MED), a leading manufacturer and distributor of clinically proven healthy living products and programs, today announced it is expanding into the Asia-Pacific markets of Hong Kong and Singapore in the first half of 2019 with its lifestyle brand, OPTAVIA. Medifast plans to invest $3 million to $5 million in market preparation and development in 2018.

Medifast has spent 37 years developing comprehensive healthy-living programs and products to help people reach their health goals. Its brand has been recommended by more than 20,000 doctors since its founding and has earned national recognition by Forbes as one of the 100 most trustworthy companies in America.

“The health and wellness transformations we have inspired in the United States through the OPTAVIA Community are just the beginning of what we can achieve over the next several years,” said Dan Chard, CEO of Medifast. “People in Hong Kong and Singapore are facing similar health challenges to those we experience here in the United States, and we believe OPTAVIA’s radically different approach to health can help.”

The company will introduce the same clinically studied plans and similar Fuelings to those offered in the United States, including the popular Optimal Weight 5&1 Plan®. OPTAVIA Clients will have access to a variety of convenient, nutritionally interchangeable Fuelings, and over time, the product portfolio will expand to incorporate new Fuelings that reflect local taste preferences. OPTAVIA products will be available to residents of Hong Kong and Singapore exclusively through the OPTAVIA Coach community. They will join more than 1 million Clients who have already used the program.

“With this expansion, we are giving OPTAVIA Coaches the power to transform more lives,” continues Chard. “Now is our time to expand our impact and advance the global health revolution.”

Medifast will report its fourth quarter and full-year 2017 results, along with first quarter and full year 2018 guidance on March 6, 2018.

For more information on OPTAVIA, visit www.OPTAVIA.com.

About Medifast®

Medifast (NYSE: MED) is a leading manufacturer and distributor of clinically proven healthy living products and programs. The brand has been recommended by more than 20,000 doctors since its founding. In 2016, the company announced OPTAVIA®, an exclusive brand and product line sold through its community of independent Coaches who offer support and guidance to their Clients. In partnership with OPTAVIA Coaches, franchise partners and its Scientific Advisory Board, Medifast offers comprehensive wellness products and programs that focus on creating sustainable change by helping people learn to incorporate healthy habits into their lives. Medifast is traded on the New York Stock Exchange and was named to Forbes' 100 Most Trustworthy Companies in America List in 2016 and 2017. For more information, visit www.MedifastInc.com or www.OPTAVIA.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Forward-looking statements include statements regarding Medifast’s expected investments in Asia-Pacific markets, the impact of geographic expansion of Medifast’s operations and additional product offerings and timing of these offerings. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's ability to maintain and grow its network of OPTAVIA Coaches and Clients, health related claims by clients, overall economic and market conditions, adverse publicity associated with its products and business units, its ability to continue to develop innovative new services and products, the failure of its products to appeal to the market, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.